                                                                    Exhibit 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61772, 333-42275, 333-104290, 333-122900 and
333-130400), on Form S-4 (No. 333-93243), and on Form S-8 (Nos. 333-61768,
333-70859, 033-52557, 033-53689, 333-26613, 333-81085, 333-107673, 333-113502,
333-116776 and 333-126042) of Aqua America, Inc. of our report dated March 13, 2006 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 13, 2006